Exhibit 10.25

Loan Agreement

Ho Joon Lee (hereinafter referred to as the “Creditor”) and GLAAM Co., Ltd. (hereinafter referred to as the “Debtor”), hereby enter into a loan agreement as follows.

Article 1 (Borrowing Amount)

Creditor lends KRW 30 million (KRW 30,000,000) (the “Principal Amount”) to Debtor, and Debtor borrows the Principal Amount.

Article 2 (Borrowing Term)

The term of the loan hereunder shall be from July 21, 2022 to July 20, 2023 (the “Borrowing Term”).

Article 3 (Interest Rate and Repayment)

The interest rate on the Principal Amount shall be zero (0)% per annum (together with the Principal Amount, the “Borrowing Amount”), payable together with the Principal Amount on the last day of the Borrowing Term.

Article 4 (Allowance of the Mid-term Repayment)

Debtor may prepay (be allowed partial repayment of) the Borrowing Amount prior to the end of the Borrowing Term, subject to the discretion of Debtor.

Article 5 (Resolution of Dispute)

If a dispute arises in connection with this loan agreement, Creditor and Debtor agree to resolve it amicably based on mutual trust, but if no resolution is reached and a lawsuit is filed, the Seoul Central District Court shall be the competent court.

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To confirm and prove the contents of the above agreement, two copies of this agreement shall be executed, and each copy shall be kept by Creditor and Debtor, respectively, after being signed and sealed.

July 21, 2022

Creditor Name : /s/ Ho Joon Lee.	Debtor Name : GLAAM Co., Ltd.

Address: [***]	Address: 298-42, Cheongbukjungang-ro, Pyeongtaek-si, Gyeonggi-do, ROK

Resident Registration Number : [***]	Business Registration Number : 211-87-65996

Representative Director: /s/ Keong Rae Kim

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